Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 3.1

EXECUTION VERSION

CERTIFICATE OF INCORPORATION

OF

HS SPINCO, INC.

I, the undersigned natural person acting as an incorporator of a corporation under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), do hereby adopt the following Certificate of Incorporation (this “Certificate”) for the corporation:

ARTICLE ONE

The name of the Company is HS Spinco, Inc. (the “Company”).

ARTICLE TWO

The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808. The name of the Company’s registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE FOUR

The total number of shares of capital stock that the Company has authority to issue is 100 shares, which will be designated common stock, par value $0.01 per share.

ARTICLE FIVE

The name and mailing address of the incorporator are as follows:

Name	Address

David S. Moore	c/o Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

ARTICLE SIX

The number of directors of the Company shall be such as from time to time fixed by, or in the manner provided in, the Bylaws of the Company (the “Bylaws”). Unless, and except to the extent that, the Bylaws so require, the election of directors need not be by written ballot.

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

ARTICLE SEVEN

The board of directors of the Company (the “Board of Directors”) may from time to time adopt, amend or repeal the Bylaws, subject to the power of the stockholders to adopt any Bylaws or to amend or repeal any Bylaws adopted, amended or repealed by the Board of Directors.

ARTICLE EIGHT

To the fullest extent that the Delaware General Corporation Law as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director shall be liable to the Company or its stockholders for monetary damage for breach of fiduciary duty as a director. Any repeal or amendment of this Article Eight will not adversely affect any limitation on the personal liability or alleged liability of a director arising from an act or omission of that director occurring prior to the time of such repeal or amendment.

ARTICLE NINE

The directors shall have powers without the assent or vote of the stockholders to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Company; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

ARTICLE TEN

The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Company and upon all the stockholders as though it had been approved or ratified by every stockholder of the Company, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest or for any other reason.

ARTICLE ELEVEN

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Certificate and of any Bylaws from time to time made by the stockholders; provided, however, that no Bylaws so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

ARTICLE TWELVE

The Company shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

ARTICLE THIRTEEN

Section 203 of the General Corporation Law of the State of Delaware shall not apply to the Company.

ARTICLE FOURTEEN

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Certificate or the Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article Fourteen.

ARTICLE FIFTEEN

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

ARTICLE SIXTEEN

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

I, THE UNDERSIGNED INCORPORATOR, for the purposes of forming the corporation, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts here stated are true and accordingly have set my hand hereunto on April 13, 2018.

By:	/s/ David S. Moore
Name:	David S. Moore
Title:	Sole Incorporator

[Signature Page to Certificate of Incorporation of Spinco]